Exhibit 2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Laura T. Ketchum and Robert C. Ammerman, and each of them, with full power to act without the other, his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his capacity as a general partner of any partnership, pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 12th day of February, 2003.

CAPITAL RESOURCE LENDERS III, L.P.

By:	Capital Resource Partners III, L.L.C.
Its General Partner

By:	/s/ Robert C. Ammerman
Name: Robert C. Ammerman
Title: Managing Member

CAPITAL RESOURCE PARTNERS III, L.L.C.

By:	/s/ Robert C. Ammerman
Name: Robert C. Ammerman
Title: Managing Member

CRP INVESTMENT PARTNERS III, L.L.C.

By:	/s/ Robert C. Ammerman
Name: Robert C. Ammerman
Title: Manager

/s/ Robert C. Ammerman
Robert C. Ammerman

/s/ Fred C. Danforth
Fred C. Danforth

/s/ Stephen M. Jenks
Stephen M. Jenks

/s/ Alexander S. McGrath
Alexander S. McGrath